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                                                                   EXHIBIT 10.12


(1)  INVITROGEN CORPORATION

(2)  ANTHONY FRANCIS MARTIN


          SERVICE AGREEMENT


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                              DATED January 1st 2000


                           (1)  INVITROGEN CORPORATION

                           (2)  ANTHONY FRANCIS MARTIN


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                                  SERVICE AGREEMENT


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                                                      Halliwell Landau
                                                      St. James's Court
                                                      Brown Street
                                                      Manchester
                                                      M2 2JF


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THIS AGREEMENT is made on                                               2000
BETWEEN:

(1) INVITROGEN CORPORATION whose principal place of business is [1600 Faraday Avenue, Carlsbad CA 92008] (the "COMPANY"); and

(2) ANTHONY FRANCIS MARTIN of 7 Tuckers Drive, Holmer Green, High Wycombe, Buckinghamshire HP15 6SY, UK (the "EXECUTIVE").

OPERATIVE PROVISIONS:

1.    DEFINITIONS AND INTERPRETATION

      In this agreement unless the context otherwise requires:

1.1.  the following words and expressions have the following meanings:

      "THE COMMENCEMENT DATE"
      the date of this agreement;

      "REVIEW DATE"
      each anniversary of the Commencement Date;

      "TERMINATION DATE"
      the date of termination of the Executive's employment with the Company;

1.2 references to the Executive's employment are to his employment by the Company under and pursuant to this agreement.


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2.    POSITION

2.1 The Company shall employ the Executive and the Executive shall serve the Company as President and Chief Executive Officer of Europe.

2.2 The Executive shall forthwith be appointed to the board of directors of the European subsidiary Company as soon as practicable.

3.    DUTIES

      During the continuance of this agreement:

      3.1 the Executive shall undertake such duties and exercise such powers in relation to the Company as the board of directors of Invitrogen BV shall from time to time properly and reasonably assign to or vest in him;

      3.2 the Executive shall well and faithfully serve the Company and Invitrogen BV and use his reasonable endeavours to promote and develop the business and interests of the Company and Invitrogen BV; and

      3.3 the Executive shall devote substantially the whole of his time attention and abilities during normal working hours which are from 9am to 5pm Monday to Friday and such other hours as may be reasonably required for the proper performance of his duties under this agreement to the business of the Company.

4.    PERIOD

      The Executive's continuous employment with the Company began on 1 January 2000.

5.    PLACE OF WORK

      The Company shall provide a suitable office for the use of the Executive at the Company's


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      premises at a suitable location to be agreed by the Company and the
      Executive from time to time and the Executive shall carry out his duties there. The Executive may be required to travel on the business of the Company.

6.    REMUNERATION

6.1 For the services provided by the Executive pursuant to this agreement the Executive shall be entitled to remuneration at the rate of L168,000.00 per annum as from the Commencement Date which shall accrue from day to day payable monthly in arrears.

6.2   The Executive shall be entitled to participate in the Company's
      "executive bonus program", details of which shall be supplied by the Company to the Executive and under the terms of which the Executive shall be entitled to receive a bonus payment of a sum equivalent to up to 30% of the Executive's salary payable pursuant to this clause 6.

6.3 On every Review Date during the continuance of this agreement the remuneration of the Executive payable under clause 6 shall be reviewed by the Company.

7.    EXPENSES

      In addition to his remuneration hereunder the Executive shall be reimbursed all expenses properly incurred by him in the discharge of his duties hereunder upon production of appropriate written evidence thereof if reasonably practicable.

8.    PRIVATE HEALTH INSURANCE

8.1 The Company shall pay premiums necessary to provide the Executive his spouse and dependent children under the age of 21 with adequate private health care insurance under the Standard Life "Prime Health" Scheme (or an equivalent organisation) at a level consistent with his position.


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8.2   The Executive agrees to undergo such medical checks as may be required by the Board from time to time.

9.    DEATH IN BENEFIT COVER AND PERMANENT HEALTH INSURANCE

9.1 The Executive shall be provided at the Company's expense with death in benefit cover providing a payment of four times the Executive's basic annual salary from time to time in the event of his death during the continuance of his employment by the Company.

9.2 The Executive shall participate at the Company's expense in a permanent health insurance scheme underwritten by such reputable insurers as the Company shall decide from time to time.

10.   PENSION

10.1 There is no contracting out certificate in force in respect of the Executive's employment under this Agreement.

10.2 The Company shall contribute L10,000 per annum to such private pension scheme as the Executive shall from time to time notify the Company.

11.   HOLIDAYS

11.1 The Executive shall be entitled during every calendar year of his employment (and pro rata for part of such year) to:

      11.1.1  all generally observed UK public holidays;

      11.1.2 such further days holidays being not less than 25 days each year at such time as shall reasonably be agreed by the Company.

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11.2  The Executive shall be entitled to carry forward from one year to the next any unused holiday entitlement and payment will be made by the Company in lieu of accrued but unused holiday entitlement at the end of the holiday year on the basis of 1/365 salary for each day of accrued but unused holiday.

11.3 For the calendar year in which the Executive's employment commences or terminates the Executive is entitled to holidays during that year assessed on a pro-rata basis. On the termination of the Executive's employment for what ever reason the Executive shall either be entitled to pay in lieu of outstanding holiday entitlement or be required to repay to the Company any salary received for holiday taken in excess of his actual entitlement. The basis for payment shall be 1/365 salary for each day.

12.   INCAPACITY

12.1 Subject as hereinafter provided, during any period of absence from work due to illness or disability the Executive shall continue to be entitled to his full remuneration for a period of 26 weeks in each calendar year subject to deduction of statutory sick pay.

12.2 If the Executive is absent from work as a result of illness or disability, he will:

      12.2.1 notify the Company as soon as practicable on the first day of his absence;

      12.2.2 if the period of absence is less than eight consecutive days, submit to the Company on his return a certificate of sickness completed by himself;

      12.2.3 if the period of absence is eight consecutive days or more, submit to the Company without a delay a medical certificate signed by a practising medical practitioner in respect of each week of absence after the first.

12.3 If the Executive's absence from work as a result of illness or disability shall be or appear to be occasioned by the actionable negligence of a third party in respect of which damages

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      are or may be recoverable, then all sums paid by the Company in accordance with this clause 13 shall constitute loans to the Executive, who shall:

      12.3.1 forthwith notify the Company of the relevant circumstances and of any claim, compromise, settlement or judgement made or awarded in connection therewith;

      12.3.2 give to the Company all such particulars of such matters as the Company may reasonably require, and

      12.3.3 if any damages are recovered from the third party refund to the Company such sum, not exceeding the lesser of:

              (a) the amount of damages recovered by the Executive under such compromise, settlement or judgement; and

              (b) the sums advanced to the Executive in respect of
                  the period of the incapacity;

              as the Company may determine;

13.   OTHER INTERESTS

      The Company acknowledges that the Executive is Chairman of Neutec Pharma plc and that the Executive will from time to time attend Board meetings of Neutec Pharma plc.

14.   SECRECY

      The Executive shall not, except as authorised or required by his duties or obliged by law, reveal to any person or use for his own purposes or for any purposes other than those of the Company any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organisation, prospective business, business

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      methods, systems or affairs, finances, transactions or affairs of the
      Company, or any similar information in relation to any customer or supplier of the Company, which may come to his knowledge during and as a result of his employment and shall keep with complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company or its business or may be likely so to do. This restriction shall continue to apply after the termination of this agreement without limit in point of time but shall cease to apply to information or knowledge which the Executive establishes has in its entirety become public knowledge otherwise than through any unauthorised disclosure or breach on the part of the Executive.

15.   NOTES OR MEMORANDA

      The Executive shall not during the continuance of this agreement make, otherwise than for the benefit of the Company, any notes or memoranda relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs, nor shall the Executive either during the continuance of this agreement or afterwards use or permit to be used any such notes or memoranda otherwise than for the benefit of the Company. All such notes and memoranda made by the Executive shall be the property of the Company and left at the registered office of the Company upon the termination of the Executive's employment.

16.   TERMINATION

16.1  The employment of the Executive may be determined:

      16.1.1 by the Company without notice if the Executive is guilty of any gross misconduct in connection with or affecting the business of the Company;

      16.1.2 by either party upon giving to the other not less than one month's notice in writing.

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16.2  Unless the employment of the Executive is terminated by the Company pursuant to clause 16.1.1, if the employment of the Executive is terminated by the Company the Company shall on the Termination Date make a payment to the Executive of an amount equal to the salary (including any bonus) which the Executive earned during the 12 month period immediately preceding the Termination Date together with a further sum equivalent to the value of benefits to which the Executive was entitled to during such period.

16.3 The Company may, at its discretion, pay monies in lieu of required notice periods and/or require the Executive to remain away from work during his notice period.

17.   GRIEVANCE AND DISCIPLINE

17.1 The Executive should refer any grievances about his employment or about any decision relating to him to the board of directors of the Company by giving written notice who will deal with the grievance and whose decision shall be final.

17.2 There are no disciplinary rules relating to the Executive's employment.

18.   COLLECTIVE AGREEMENTS

      No collective agreements affect the Executive's terms and conditions of employment with the Company.

19.   PRIOR AGREEMENTS

      As from the Commencement Date, this agreement will govern the employment relations between the Company and the Executive and any former agreements subsisting between the Executive and the Company in respect of such employment relationship with thereafter cease to be of effect.

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20.   PROPER LAW AND JURISDICTION

      This agreement shall be governed by and construed in accordance with English law and each of the parties hereto submits to the non-exclusive jurisdiction of the English Courts.



This agreement is effective as at the day and year first written above.



FOR AND ON BEHALF OF                                                   )
INVITROGEN CORPORATION                                                 )
by: /s/ Lyle C. Turner                                                 )
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   DULY AUTHORISED





SIGNED by ANTHONY FRANCIS MARTIN                                       )










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